News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS RESULTS
FOR 2009

January 28, 2010

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported results for 2009, including the following highlights:
•	Tangible book value and tangible common equity as a percentage of tangible assets increased during 2009 due to operating activities and FDIC-assisted transactions.
•	Higher levels of net interest income were achieved in 2009 than in 2008.
•	Non-CD deposits increased to 61% of total deposits at the end of 2009, up from 46% in 2008.
•	Net income available to common shareholders was affected by $54.8 million goodwill impairment recorded in the fourth quarter of 2009.

Earnings Summary
Excluding a non-cash charge for goodwill impairment that did not affect the Company’s tangible equity or liquidity, the Company reported net income available to common shareholders of $10.4 million, or $0.76 per diluted share, for the year ended December 31, 2009 compared to a net loss of $4.2 million, or $0.31 per diluted share, for 2008.  On the same basis, the Company’s net income available to common shareholders for the fourth quarter of 2009 totaled $15.8 million, or $1.15 per diluted share, compared to a net loss available to common shareholders of $10.7 million, or $0.78 per diluted share, for the same period in 2008.  The Company’s results were partially driven by gains recorded on FDIC-assisted transactions totaling approximately $25.1 million after tax.

During the fourth quarter of 2009, the Company recorded a non-cash charge for goodwill impairment totaling $54.8 million.  Including the effects of this charge, the Company’s net loss available to common shareholders during 2009 was $44.4 million, or $3.23 per diluted share.  On the same basis, the Company’s net loss available to common shareholders totaled $39.0 million, or $2.83 per common share, for the fourth quarter of 2009.

Capital Levels – Improved Capital Levels without Shareholder Dilution
The Company strengthened capital levels with tangible book value increasing for the fifth consecutive year, as shown below, despite the recent economic challenges.  In addition to strong consolidated capital ratios, regulatory capital of Ameris Bank was higher at December 31, 2009 than at any other time during the past five years.  Significantly, improvements in capital ratios have been accomplished without issuing additional shares of Ameris Bancorp common stock and without shareholder dilution.

	As of December 31, (dollars in thousands)
Consolidated:	2009	2008	2007	2006	2005
Tangible Common Equity (TCE)	$141,367	$131,887	$131,634	$118,268	$98,987
TCE / Tangible Common Assets	5.84%	5.62%	6.41%	5.95%	6.01%
Tangible Book Value	$10.22	$ 9.74	$9.67	$8.73	$7.64
Ameris Bank
Tier 1 Leverage Capital	9.52%	7.25%	8.47%	8.64%	9.09%
Total Risk Based Capital	14.34%	10.41%	11.68%	11.94%	12.14%

Improvement in Pre-tax, Pre-Credit Net Income
The Company continues to increase its core earnings (pre-tax, pre-credit) through various income and expense initiatives.  Pre-tax, pre-credit income increased during the current quarter to $9.6 million, compared to $9.4 million in the third quarter of 2009 and $4.7 million in the fourth quarter of 2008.  For the year to date period ended December 31, 2009, the Company’s pre-tax, pre-credit income totaled $33.8 million, an increase of $2.1 million, or 6.6%, when compared to 2008.  Edwin W. Hortman, Jr., President and CEO, commented on the Company’s trends in core earnings saying, “Although our current run rate suggests that 2010’s core earnings will continue to improve, we have developed and begun implementing “Project 2010”.  This new project covers numerous initiatives with the goal of improving our pre-tax, pre-credit income by approximately $7.5 million in 2010.  These improvements are anticipated to further strengthen our capital base as we manage through the current economic environment.  I am proud of our Company and the pace at which our employees have embraced the changes necessary to be successful in this initiative.”

Balance Sheet Trends
During 2009, the Company saw several significant trends in earning assets and in its funding mix.  With regard to earning assets, short-term assets (federal funds sold and interest bearing deposits) averaged $151.3 million during 2009 compared to $49.3 million in 2008.  Traditionally, the Company’s year-end balance sheet contains approximately $100 million of excess deposits from municipalities and businesses.  Expected declines in these balances will reduce the Company’s position in short-term assets and further improve capital ratios.  Loans increased during 2009 to $1.71 billion from $1.70 billion at the end of 2008.  The increase was the result of the loans acquired in the FDIC-assisted transactions during the fourth quarter of 2009 which amounted to $129.3 million at December 31, 2009.  Investment securities decreased substantially during 2009, from $367.9 million at the end of 2008 to $247.3 million at the end of 2009 because management has not invested material amounts of short-term assets in the current interest rate environment.

The Company’s funding mix improved dramatically during 2009, leading to significant savings in cost of funds.  At December 31, 2009, demand deposits (interest-bearing and non-interest bearing) amounted to $1.2 billion and comprised 55.8% of total deposits compared to $878 million, or 43.6% of total deposits, at December 31, 2008.  During the same time, the Company’s time deposits fell to $877 million, or 41.4% of total deposits, compared to $1.1 billion, or 56.4% of total deposits at the end of 2008.  Aggressive efforts marketing the Company’s treasury management platform as well as retail deposit sales efforts were successful, particularly in the fourth quarter of 2009.  Mr. Hortman commented on the Company’s momentum with regard to core deposits saying, “The current economy has limited our outlook for loan growth, but the opportunities to grow our core deposits with individuals and small to medium size businesses have grown exponentially.  I expect our Company to benefit significantly in 2010 and beyond from the expertise we have developed on business deposit sales in 2009.”

Net Interest Income
In 2009, the Company reported $74.0 million in net interest income, a modest increase of $1.3 million, or 1.9%, from levels reported in 2008.  Declines in interest income and yields on earning assets were offset by savings on interest expense realized from substantial improvements in the Company’s funding mix.

Yields on earning assets declined to 5.43% in 2009 compared to 6.43% in 2008.  Declines in loan yields and the Company’s concentration in low-yielding short-term assets accounted for the majority of the declines.  Loan yields in 2009 were 6.03% compared to 6.85% in 2008.  The concentration in short-term assets during 2009 amounted to 7.1% of earning assets, compared to 2.4% in 2008.  The average yield on this higher level of liquidity in 2009 was 0.20%, a decline from 1.06% in 2008.  The Company expects to begin managing toward incrementally lower levels of liquidity early in 2010.

Provision for Loan Losses and Credit Quality
Credit quality continues to be managed aggressively with significant impacts on the Company’s overall profitability.  During 2009, the Company reduced exposure in C&D and CRE concentrations considerably with yearend C&D and total CRE concentrations of 97% and 247%, respectively, as a percentage of bank capital.  This compares to 183% and 343% at December 31, 2008.  “I’m encouraged with our progress reducing concentrations in problem areas, but there remains much work to be done on non-performing assets,” said Mr. Hortman.  Non-performing assets at December 31, 2009 were 6.73%, up from 6.32% at the end of the third quarter of 2009 and from 4.13% at December 31, 2008.  “We believe that our level of investment in non-performing assets relative to current appraisals will allow us to move these assets quickly once activity and interest rebounds,” continued Mr. Hortman.

Non-interest Income
During the fourth quarter, the Company participated in two FDIC-assisted transactions in the metro-Atlanta area.  The Company has recorded gains on these transactions totaling $25.1 million after tax.  Excluding these gains and gain on the sales of investments, the Company’s non-interest income during 2009 decreased slightly to $18.9 million.  The decline was driven by a decrease in service charges totaling $323,000, or 2.3%, as well as a decline in mortgage fees of $130,000, or 4.1%.  The Company’s efforts to increase service charges in 2009 focused on the acquisition of new accounts as opposed to higher fees per account.

Lower Core Operating Expenses
During 2009, the Company recorded $124.8 million of operating expenses, including a non-cash charge of $54.8 million for impairment of the Company’s goodwill.  Excluding the charge for goodwill impairment, the Company’s operating expenses reflect an increase of $7.2 million, or 11.5%, when compared to 2008 levels.  This increase in operating expenses is attributable to increases in FDIC insurance premiums of $2.5 million over 2008 levels and increases in OREO and problem loan expenses totaling $6.6 million over 2008 levels.  Excluding these expenses, the Company’s operating expenses declined 3.0% when compared to 2008 amounts.  Mr. Hortman stated, “We have reduced our monthly run rate on core operating expenses, but I believe we can do more.  Success in our “Project 2010” initiative will provide meaningful savings in current operating expenses and allow us to continue increasing our core earnings, an important statement about our Company’s resolve to protect our capital ratios and to add shareholder value.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter, had 53 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tangible common equity and Tier 1 capital ratios are non-GAAP measures. The Company calculates the Tier 1 capital using current call report instructions. The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may or may not be necessarily comparable to similar capital measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008

EARNINGS

Net Income/(Loss) excluding Goodwill Impairment 1	15,815	(791)	(3,359)	(1,225)	(10,725)	10,441	(4,244)
Net Income/(Loss) Available to Common Shareholders	$(38,998)	$(791)	$(3,359)	$(1,225)	$(10,725)	$(44,372)	$(4,244)

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$(2.83)	$(0.06)	$(0.24)	$(0.09)	$(0.78)	$(3.23)	$(0.31)
Diluted	$(2.83)	$(0.06)	$(0.24)	$(0.09)	$(0.78)	$(3.23)	$(0.31)
Cash Dividends per share	$-	$-	$0.05	$0.05	$0.05	$-	0.38
Stock dividend	1 for 130	1 for 130	-	-	-	2 for 130	-
Book value per share (period end)	$10.52	$13.52	$13.33	$13.69	$13.85	$10.52	13.85
Tangible book value per share (period end)	$10.22	$9.25	$9.12	$9.46	$9.60	$10.22	9.60
Weighted average number of shares:
Basic	13,761,824	13,734,740	13,732,682	13,736,352	13,721,360	13,741,399	13,722,844
Diluted	13,761,824	13,734,740	13,732,682	13,736,352	13,721,360	13,741,399	13,722,844
Period-end number of shares	13,829,674	13,789,356	13,790,924	13,793,897	13,743,626	13,829,674	13,743,626
Market data:
High closing price	$7.25	$7.47	$8.09	$11.73	$14.21	$11.73	$16.55
Low closing price	$5.13	$5.93	$5.29	$3.66	$7.19	$3.66	$7.19
Period end closing price	$7.16	$7.15	$6.32	$4.71	$11.85	$7.16	$11.85
Average daily volume	38,583	30,407	28,778	31,931	31,527	32,228	49,736

PERFORMANCE RATIOS
Return on average assets (1) (2)	(1.44%)	(0.02%)	(0.47%)	(0.11%)	(1.76%)	(0.52%)	(0.18%)
Return on average common equity (1) (2)	(16.58%)	(0.27%)	(5.73%)	(1.35%)	(21.43%)	(6.25%)	(2.05%)
Earning asset yield (TE)	5.06%	5.42%	5.61%	5.57%	5.61%	5.43%	6.43%
Total cost of funds	1.51%	1.83%	2.08%	2.45%	2.73%	1.97%	2.82%
Net interest margin (TE)	3.59%	3.65%	3.60%	3.21%	2.96%	3.52%	3.65%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	7.10%	13.89%	13.26%	12.02%	11.62%	10.89%	12.60%
Efficiency ratio (1) (2)	85.10%	65.83%	76.63%	70.01%	80.67%	74.61%	68.34%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	8.04%	10.56%	10.20%	10.14%	9.94%	8.04%	7.91%
Tangible common equity to tangible assets	5.84%	5.84%	5.65%	5.71%	5.62%	5.84%	5.62%

OTHER PERIOD-END DATA
FTE Headcount	615	595	589	597	595	615	595
Assets per FTE	$3,941	$3,710	$3,880	$3,930	$4,046	$3,941	$4,046
Branch locations	53	50	50	48	50	53	50
Deposits per branch location	$40,059	$37,751	$39,527	$42,264	$40,271	$40,059	$40,271

(1) Excludes the non-recurring, non-cash goodwill impairment charge of $54.8 million in the fourth quarter of 2009.
(2) Excludes acquisition gains associated with FDIC-assisted transactions totaling $38.6 million in the fourth quarter of 2009.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008

INCOME STATEMENT

Interest income
Interest and fees on loans	$24,864	$24,888	$25,829	$25,727	$26,582	$101,310	$113,335
Interest on taxable securities	2,570	2,725	2,906	3,657	3,677	11,858	14,469
Interest on nontaxable securities	319	329	255	167	171	1,070	685
Interest on deposits in other banks	60	68	109	25	123	262	514
Interest on federal funds sold	18	12	1	41	5	72	5
Total interest income	27,831	28,022	29,100	29,617	30,558	114,572	129,008

Interest expense
Interest on deposits	$7,637	$8,684	$10,030	$12,155	$13,769	38,506	51,942
Interest on other borrowings	493	526	531	494	817	2,044	4,401
Total interest expense	8,130	9,210	10,561	12,649	14,586	40,550	56,343

Net interest income	19,701	18,812	18,539	16,968	15,972	74,022	72,665

Provision for loan losses	16,468	8,298	9,390	7,912	19,890	42,068	35,030

Net interest income/(loss) after provision for loan losses	$3,233	$10,514	$9,149	$9,056	$(3,918)	$31,954	37,635

Noninterest income
Service charges on deposit accounts	$3,654	$3,510	$3,393	$3,035	$3,279	13,593	13,916
Mortgage banking activity	718	692	877	763	711	3,050	3,180
Other service charges, commissions and fees	259	131	77	63	90	530	708
Gain(loss) on sale of securities	77	(20)	101	713	316	871	316
Gains from acquisitions	38,566	-	-	-	-	38,566	-
Other non-interest income	465	208	148	922	(3)	1,743	1,029
Total noninterest income	43,739	4,521	4,596	5,496	4,393	58,353	19,149

Noninterest expense
Salaries and employee benefits	8,616	7,431	7,899	7,991	7,309	31,939	31,700
Occupancy and equipment expenses	2,417	2,114	2,224	2,158	2,070	8,913	8,069
Amortization of intangible assets	205	146	147	146	291	644	1,170
Data processing and telecommunications expenses	1,801	1,746	1,704	1,627	1,600	6,878	6,457
Business restructuring	-	-	-	-	-	-	-
Advertising and marketing expenses	336	301	439	574	739	1,650	3,083
Goodwill impairment	54,813	-	-	-	-	54,813	-
Other non-interest expenses	7,794	3,622	5,316	3,231	4,419	19,963	12,274
Total noninterest expense	75,982	15,360	17,729	15,727	16,428	124,800	62,753

Operating profit/(loss)	$(29,010)	$(325)	$(3,984)	$(1,175)	$(15,953)	$(34,493)	(5,969)

Income tax (benefit)/expense	9,323	(198)	(1,290)	(539)	(5,556)	7,296	(2,053)

Net income/(loss)	$(38,333)	$(127)	$(2,694)	$(636)	$(10,397)	$(41,789)	$(3,916)

Preferred stock dividends	665	664	665	589	328	2,583	328

Net income/(loss) available
to common shareholders	$(38,998)	$(791)	$(3,359)	$(1,225)	$(10,725)	$(44,372)	$(4,244)

Diluted earnings available to common shareholders	(2.83)	(0.06)	(0.24)	(0.09)	(0.78)	(3.23)	(0.31)

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec.	Sept.	June	Mar.	Dec.
	2009	2009	2009	2009	2008

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$81,060	$43,761	$46,773	$54,758	$66,787
Federal funds sold and interest bearing balances	220,363	114,335	163,343	137,770	144,383
Investment securities available for sale, at fair value	247,344	251,189	257,771	344,032	367,894
Other investments	5,472	4,441	4,441	3,914	6,839

Loans, net of unearned income	1,584,359	1,652,689	1,677,045	1,672,923	1,695,777
Less allowance for loan losses	35,762	41,946	44,998	42,417	39,652
	1,548,597	1,610,743	1,632,047	1,630,506	1,656,125
	129,296	-	-	-	-
	1,677,893	1,610,743	1,632,047	1,630,506	1,656,125

Other real estate owned	21,551	21,923	19,180	14,271	4,742
Covered other real estate owned	12,807	-	-	-	-
	34,358	21,923	19,180	14,271	4,742

Premises and equipment, net	67,637	67,641	67,334	65,152	66,107
Intangible assets, net	4,053	3,193	3,339	3,485	3,631
Goodwill	-	54,813	54,813	54,813	54,813
FDIC loss sharing receivable	49,069	-	-	-	-
Other assets	36,721	35,436	36,204	37,577	35,769
	$2,423,970	$2,207,475	$2,285,245	$2,346,278	$2,407,090

Liabilities
Deposits:
	$236,962	$205,699	$210,456	$207,686	$208,532
	1,886,154	1,681,830	1,765,915	1,820,998	1,804,993
Total deposits	2,123,116	1,887,529	1,976,371	2,028,684	2,013,525
Federal funds purchased & securities sold under
	55,254	30,393	16,484	18,295	27,416
Other borrowings	2,000	7,000	7,000	7,000	72,000
Other liabilities	6,359	7,268	9,967	12,046	12,521
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269
	2,228,998	1,974,459	2,052,091	2,108,294	2,167,731

Stockholders' equity
Preferred stock	$49,552	$49,411	$49,279	$49,140	$49,028
Common stock	15,058	15,018	15,018	15,018	14,968
Capital surplus	87,220	86,432	86,286	86,141	86,038
Retained earnings	46,714	86,425	87,348	91,516	93,594
Accumulated other comprehensive income/(loss)	7,240	6,542	6,033	6,956	6,518
Less treasury stock	(10,812)	(10,812)	(10,810)	(10,787)	(10,787)
	194,972	233,016	233,154	237,984	239,359
	$2,423,970	$2,207,475	$2,285,245	$2,346,278	$2,407,090

Other Data
Earning Assets	2,188,622	2,024,442	2,099,947	2,156,513	2,209,842
Intangible Assets	4,053	58,006	58,152	58,298	58,444
Interest Bearing Liabilities	1,985,677	1,761,492	1,831,668	1,888,562	1,946,678
Average Assets	2,361,508	2,244,527	2,285,190	2,346,958	2,354,142
Average Common Stockholders' Equity	205,500	186,858	188,442	190,395	192,479

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008

ASSET QUALITY INFORMATION (1) (2)

Allowance for loan losses
Balance at beginning of period	$41,946	$44,998	$42,417	$39,652	$30,144	$39,652	$27,640
Acquired Reserves	-	-	-	-	-		-
Provision for loan loss	16,468	8,298	9,390	7,912	19,890	42,068	35,030

	22,515	11,993	7,102	5,521	10,648	47,131	24,340
	(137)	643	293	374	266	1,173	1,322
Net charge-offs (recoveries)	22,652	11,350	6,809	5,147	10,382	45,958	23,018

Ending balance	$35,762	$41,946	$44,998	$42,417	$39,652	$35,762	$39,652

As a percentage of loans	2.26%	2.54%	2.68%	2.54%	2.34%	2.26%	2.33%
As a percentage of nonperforming loans	37.20%	49.99%	65.35%	66.37%	60.62%	37.20%	60.62%
As a percentage of nonperforming assets	30.39%	39.63%	51.11%	54.25%	56.52%	30.39%	56.52%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$1,831	$601	$815	$1,389	$1,090	$4,636	$2,725
Real Estate - Residential	3,911	3,846	1,364	1,738	1,951	10,859	4,514
Real Estate - Commercial and Farmland	4,571	482	902	277	1,288	6,232	2,264
Real Estate - Construction and Development	11,831	6,871	3,731	1,930	5,932	24,363	13,722
Consumer Installment	371	193	290	187	387	1,041	1,115
Other	-	-	-	-	-	-	-
	22,515	11,993	7,102	5,521	10,648	47,131	24,340

Recoveries
Commercial, Financial and Agricultural	79	64	16	82	11	241	$202
Real Estate - Residential	(174)	228	216	8	30	278	199
Real Estate - Commercial and Farmland	11	3	13	230	10	257	119
Real Estate - Construction and Development	(88)	314	8	10	27	244	410
Consumer Installment	35	34	40	44	187	153	390
Other	-	-	-	-	1	-	2
	(137)	643	293	374	266	1,173	1,322

Net charge-offs (recoveries)	$22,652	$11,350	$6,809	$5,147	$10,382	$45,958	$23,018

Non-accrual loans (1)	96,131	83,917	68,858	63,908	65,414	96,131	65,414
Foreclosed assets (2)	21,551	21,923	19,180	14,271	4,742	21,551	4,742
Accruing loans delinquent 90 days or more	-	-	-	2	2		-
Total non-performing assets (1) (2)	117,682	105,840	88,038	78,181	70,158	117,682	70,156

Non-performing assets as a percent of loans
and foreclosed assets (excluding covered assets)	6.73%	6.32%	5.19%	4.63%	4.13%	6.73%	4.13%
Net charge offs as a percent of loans (Annualized)	5.67%	2.75%	1.63%	1.23%	2.45%	2.77%	1.36%

(1) Excludes total loans of $129.3 million, respectively, covered under loss-sharing agreements with the FDIC related to the acquisitions of
	American United Bank and United Security Bank during the fourth quarter of 2009.
(2) Excludes foreclosed assets of $12.7 million, covered under loss-sharing agreements with the FDIC related to the acquisitsions of
	American United Bank and United Security Bank during the fourth quarter of 2009.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008

AVERAGE BALANCES

Federal funds sold	$25,652	$25,000	$2,444	$33,034	$9,516	$32,731	2,418
Interest bearing deposits in banks	127,092	112,827	159,510	83,424	123,876	118,587	46,833
Investment securities - taxable	254,648	216,471	229,493	339,508	309,036	253,475	281,916
Investment securities - nontaxable	39,038	38,693	27,488	18,458	18,132	31,110	18,567
Other investments	5,472	4,441	6,226	6,797	8,902	4,735	8,457
Loans	1,749,548	1,666,821	1,671,808	1,683,615	1,703,137	1,684,910	1,667,483
Total Earning Assets	$2,201,450	$2,064,253	$2,096,969	$2,164,836	$2,172,599	$2,125,548	2,025,674

Noninterest bearing deposits	$232,215	$207,495	$205,403	$204,010	$203,810	$213,786	198,422
NOW accounts	492,434	493,253	475,498	369,774	306,483	458,104	278,217
MMDA	410,909	384,266	333,998	268,946	276,106	349,073	324,311
Savings accounts	61,645	57,532	57,503	55,529	53,055	57,824	54,348
Retail CDs < $100,000	382,131	341,495	365,771	439,781	443,358	379,662	372,357
Retail CDs > $100,000	338,378	331,763	381,719	474,956	486,833	378,388	425,086
Brokered CDs	125,439	$116,186	151,780	189,538	218,195	142,694	170,681
Total Deposits	2,043,151	1,931,990	1,971,672	2,002,534	1,987,840	1,979,531	1,823,422

FHLB advances	2,583	2,000	2,000	25,214	70,630	7,974	102,641
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold
under agreements to repurchase	48,375	20,047	15,211	19,233	22,158	25,813	17,294
Other borrowings	4,946	5,000	5,000	5,000	5,000	4,986	5,000
Total Non-Deposit Funding	98,173	69,316	64,480	91,716	140,057	81,042	167,204

Total Funding	$2,141,324	$2,001,306	$2,036,152	$2,094,250	$2,127,897	$2,060,573	$1,990,626

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$18	$12	$1	$41	$5	$72	$5
Interest bearing deposits in banks	60	68	109	25	118	262	514
Investment securities - taxable	2,570	2,725	2,923	3,640	3,662	11,858	14,469
Investment securities - nontaxable (TE)	491	506	392	258	262	1,647	1,054
Loans (TE)	24,929	24,950	25,886	25,794	26,656	101,559	114,186
Total Earning Assets	$28,068	$28,261	$29,311	$29,758	$30,703	$115,398	$130,228

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-	$-	$-
NOW accounts	1,300	1,433	1,504	966	924	5,203	2,968
MMDA	1,520	1,510	1,404	1,051	1,444	5,484	8,152
Savings accounts	107	102	106	105	123	420	491
Retail CDs < $100,000	1,767	2,165	2,625	3,936	4,181	10,495	14,840
Retail CDs > $100,000	1,894	2,304	2,970	4,594	4,836	11,761	17,692
Brokered CDs	1,049	1,169	1,424	1,503	2,260	5,143	7,799
Total Deposits	7,637	8,683	10,033	12,155	13,768	38,506	51,942

FHLB advances	49	31	31	(8)	186	104	1,500
Subordinated debentures	351	438	443	436	494	1,668	2,160
Repurchase agreements	70	33	33	38	73	174	353
Correspondent bank line of credit and other	22	23	25	28	65	98	388
Total Non-Deposit Funding	492	525	532	494	818	2,044	4,401

Total Funding	$8,129	$9,208	$10,565	$12,649	$14,586	$40,550	$56,343

Net Interest Income (TE)	$19,939	$19,053	$18,746	$17,109	$16,117	$74,848	$73,885

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008
YIELDS (1)

Federal funds sold	0.28%	0.19%	0.16%	0.50%	0.21%	0.22%	0.21%
Interest bearing deposits in banks	0.19%	0.24%	0.27%	0.12%	0.38%	0.22%	1.10%
Investment securities - taxable	4.00%	4.99%	5.11%	4.35%	4.70%	4.68%	5.13%
Investment securities - nontaxable	4.99%	5.19%	5.72%	5.67%	5.73%	5.29%	5.68%
Loans	5.65%	5.93%	6.21%	6.21%	6.21%	6.03%	6.85%
Total Earning Assets	5.06%	5.42%	5.61%	5.57%	5.61%	5.43%	6.43%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	1.05%	1.15%	1.27%	1.06%	1.20%	1.14%	1.07%
MMDA	1.47%	1.56%	1.69%	1.58%	2.07%	1.57%	2.51%
Savings accounts	0.69%	0.70%	0.74%	0.77%	0.92%	0.73%	0.90%
Retail CDs < $100,000	1.83%	2.52%	2.88%	3.63%	3.74%	2.76%	3.99%
Retail CDs > $100,000	2.22%	2.76%	3.12%	3.92%	3.94%	3.11%	4.16%
Brokered CDs	3.32%	3.99%	3.76%	3.22%	4.11%	3.60%	4.57%
Total Deposits	1.48%	1.78%	2.04%	2.46%	2.76%	1.95%	2.85%

FHLB advances	7.53%	6.15%	6.22%	(0.13%)	1.04%	1.30%	1.46%
Subordinated debentures	3.29%	4.11%	4.20%	4.18%	4.64%	3.95%	5.11%
Repurchase agreements	0.57%	0.65%	0.87%	0.80%	1.31%	1.97%	7.76%
Correspondent bank line of credit and other	1.76%	1.83%	2.01%	2.27%	5.16%	2.52%	2.63%
Total Non-Deposit Funding	1.99%	3.00%	3.31%	2.18%	2.32%	2.52%	2.63%

Total funding (3)	1.51%	1.83%	2.08%	2.45%	2.73%	1.97%	2.82%

Net interest spread	3.55%	3.60%	3.54%	3.13%	2.88%	3.46%	3.60%

Net interest margin	3.59%	3.65%	3.60%	3.21%	2.96%	3.52%	3.65%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
Core Earnings Reconciliation	2009	2009	2009	2009	2008	2009	2008

Pre-tax operating profit/(loss) (GAAP)	$(29,010)	$(325)	$(3,984)	$(1,175)	$(15,953)	$(34,493)	$(5,969)
Plus: Credit Related Costs
Provision for loan losses	16,468	8,298	9,390	7,912	19,890	42,068	35,030
Losses on the sale of OREO	3,572	(76)	621	161	27	4,278	(232)
Problem loan & OREO expense	990	1,069	793	513	433	3,365	1,273
Interest reversed on non-accrual loans	1,398	1,267	605	734	618	4,004	1,897
Total Credit-Related Costs	22,428	10,558	11,409	9,320	20,968	53,715	37,968

Plus: Non-recurring impairment charges	54,813	-	-	-	-	54,813	-
Less: Non-recurring gains
Gains related to FDIC acquisitions	(38,566)	-	-	-	-	(38,566)	-
Gains on sales of securities	(77)	20	(101)	(713)	(316)	(871)	(316)
Other non-recurring adjustments	-	(812)	-	-	-	(812)	-

Pretax, Pre-provision earnings	$9,588	$9,441	$7,324	$7,432	$4,699	$33,786	$31,683

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
GAAP RECONCILIATIONS	Dec.	Sept.	June	Mar.	Dec.	Dec.	Dec.
	2009	2009	2009	2009	2008	2009	2008
Efficiency ratio
Operating efficiency ratio	85.10%	65.83%	76.63%	70.01%	80.67%	74.61%	68.34%
Goodwill Impairment	86.40%	-	-	-	-	41.41%	-
Gains from Acquisitions	-51.74%	-	-	-	-	-21.74%	-
Efficiency ratio (GAAP)	119.77%	65.83%	76.63%	70.01%	80.67%	94.28%	68.35%

Net Income/(Loss)
Net Income excluding Goodwill Impairment	15,815	(791)	(3,359)	(1,225)	(10,725)	10,441	(4,244)
Goodwill Impairment	54,813	0	0	0	0	54,813	0	#
Net Income/(loss) GAAP	$(38,998)	$(791)	$(3,359)	$(1,225)	$(10,725)	$(44,372)	$(4,244)

Equity to Assets
Tangible common equity to tangible assets	5.84%	5.84%	5.65%	5.71%	5.62%	5.84%	5.62%
Effect of preferred equity	2.04%	2.24%	2.16%	2.09%	2.04%	2.04%	2.04%
Effect of goodwill and other intangibles	0.16%	2.47%	2.40%	2.34%	2.29%	0.16%	2.29%
Equity to assets (GAAP)	8.04%	10.56%	10.20%	10.14%	9.94%	8.04%	9.94%

Equity to Tangible Common Equity
Shareholders' Equity (GAAP)	194,972	233,016	233,154	237,984	239,359	194,972	239,359
Preferred Stock	49,552	49,411	49,279	49,140	49,028	49,552	49,028
Intangible assets	-	54,813	54,813	54,813	54,813	-	54,813
Goodwill	4,053	3,193	3,339	3,485	3,631	4,053	3,631
Tangible Common Equity	141,367	125,599	125,723	130,546	131,887	141,367	131,887

Return on Average Assets
Return on average assets (operating)	-1.44%	-0.02%	-0.47%	-0.11%	-1.76%	-0.52%	-0.18%
Effect of goodwill impairment	-9.21%	0.00%	0.00%	0.00%	0.00%	-2.32%	0.00%
Effect of gains from acquisitions	4.21%	0.00%	0.00%	0.00%	0.00%	1.06%	0.00%
Return on average assets (GAAP)	-6.44%	-0.02%	-0.47%	-0.11%	-1.76%	-1.78%	-0.18%

Return on Average Equity
Return on average equity (operating)	-16.58%	-0.27%	-5.73%	-1.35%	-21.43%	-6.25%	-2.05%
Effect of goodwill impairment	-105.82%	0.00%	0.00%	0.00%	0.00%	-28.43%	0.00%
Effect of gains from acquisitions	48.40%	0.00%	0.00%	0.00%	0.00%	13.00%	0.00%
Return on average equity (GAAP)	-74.01%	-0.27%	-5.73%	-1.35%	-21.43%	-21.67%	-2.05%